Exhibit 2.4

COYUCHI, INC.
(A California Corporation)

BYLAWS

As Adopted March 20, 2008

ARTICLE I: OFFICES

Section 1.1: **Principal Office.** The principal executive office for the transaction of the business of this corporation (the "***Corporation***") shall be located at such place as the Board of Directors of the Corporation (the "***Board***") may from time to time decide. The Board is hereby granted full power and authority to change the location of the principal executive office from one location to another.

Section 1.2: **Other Offices.** One or more branch or other subordinate offices may at any time be fixed and located by the Board at such place or places within or outside the State of California as it deems appropriate.

ARTICLE II: DIRECTORS

Section 2.1: **Exercise of Corporate Powers.** Except as otherwise provided by these Bylaws, by the Articles of Incorporation of the Corporation (the "***Articles***") or by the laws of the State of California now or hereafter in force, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of a Board (the "***Board***").

Section 2.2: **Number.** The authorized number of directors of the Corporation shall be two. The authorized number of directors may be varied from time to time by resolution of the Board, *provided* that the minimum authorized number shall not be less than one.

Section 2.3: **Need Not Be Shareholders.** The directors of the Corporation need not be shareholders of this Corporation.

Section 2.4: **Compensation.** Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.5: **Election and Term of Office.** The directors shall be elected annually by the shareholders at the annual meeting of the shareholders. The term of office of the directors shall begin immediately after their election and shall continue until the next annual meeting of the shareholders and until their respective successors are elected. A reduction of the authorized number of directors shall not shorten the term of any incumbent director or remove any incumbent director prior to the expiration of such director's term of office.

Section 2.6: **Vacancies**. A vacancy or vacancies on the Board shall exist:

(a) in the case of the death of any director; or

(b) in the case of the resignation or removal of any director; or

(c) if the authorized number of directors is increased; or

(d) if the shareholders fail at any annual meeting of shareholders at which any director is elected to elect the full authorized number of directors at that meeting.

Any vacancy, except for a vacancy created by removal of a director as provided in Section 2.7, may be filled by a person selected by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director. Vacancies occurring in the Board by reason of removal of directors shall be filled either by approval of shareholders or by the Board. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by the written consent of shareholders as described in Section 7.10, other than to fill a vacancy created by removal, requires the consent of shareholders holding a majority of the outstanding shares entitled to vote. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at that time outstanding having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire Board. The term of office of any director then in office shall terminate upon the election of such director's successor. Any director may resign effective upon giving written notice to the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. After the notice is given and if the resignation is effective at a future time, a successor may be elected or appointed to take office when the resignation becomes effective. For purposes of these Bylaws, a "writing" includes, and is deemed to be "written" if it is in any form of recorded message capable of comprehension by ordinary visual means, which shall include Electronic Transmissions as described in Sections 3.4 and 3.6, such as a facsimile, telegraphic and other electronic communication authorized by the California Corporations Code.

Section 2.7: **Removal.** The entire Board or any individual director may be removed from office without cause by an affirmative vote of shareholders holding a majority of the outstanding shares entitled to vote. If the entire Board is not removed, however, then no individual director shall be removed if the votes cast against removal of that director, plus the votes not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively in an election at which the following were true:

(a) the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted; and

(b) the entire number of directors authorized at the time of the director's most recent election were then being elected.

If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Articles, the provisions of this Section 2.7 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

Section 2.8: Powers and Duties. Without limiting the generality or extent of the general corporate powers to be exercised by the Board pursuant to Section 2.1, it is hereby provided that the Board shall have full power with respect to the following matters:

(a) To purchase, lease or otherwise acquire any and all kinds of property, whether real, personal or mixed, and at its discretion to purchase such property with a promissory note, money, property and/or stocks, bonds, debentures or other securities of the Corporation.

(b) To enter into any and all contracts and agreements, written or oral, which in its judgment may be beneficial to the interests and purposes of the Corporation.

(c) To fix and determine and to vary from time to time the amount or amounts to be set aside or retained as reserve funds or as working capital of the Corporation or for maintenance, repairs, replacements, improvements or enlargements of its properties.

(d) To declare and pay dividends in cash, shares and/or property out of any funds of the Corporation at the time legally available for the declaration and payment of dividends on its shares.

(e) To adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper.

(f) To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, bills of exchange, contracts and other corporate instruments shall be executed.

(g) To accept resignations of directors, to declare vacant the office of a director as provided in Section 2.6, and, in case of vacancy in the office of directors, to fill the same to the extent provided in Section 2.6.

(h) To create offices in addition to those for which provision is made by law or these Bylaws, to elect and remove at its pleasure all officers of the Corporation, fix their terms of office, prescribe their titles, powers, and duties, limit their authority and fix their salaries in any way it may deem advisable that is not contrary to law or these Bylaws.

(i) To designate one or more persons to perform the duties and exercise the powers of any officer of the Corporation during the temporary absence or disability of such officer.

(j) To appoint or employ and to remove at its pleasure such agents and employees as it may see fit, to prescribe their titles, powers and duties, limit or expand their authority and fix their salaries in any way it may deem advisable that is not contrary to law or these Bylaws.

(k) To fix a time in the future, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action for which it is fixed, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting, or entitled to receive any payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action; and in such case only shareholders of record on the date so fixed shall be entitled to notice of an to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board may close the books of the Corporation against transfers of shares during the whole or any part of such period.

(l) To fix and locate from time to time the principal office for the transaction of the business of the Corporation and one or more branch or other subordinate offices of the Corporation within or without the State of California.

(m) To designate any place within or without the State of California for the holding of any meeting or meetings of the Board or shareholders, as provided in Sections 3.1 and 7.1, respectively.

(n) To adopt, make and use a corporate seal, and to prescribe the forms of certificates for shares and to alter the form of such seal and of such certificates from time to time as in its judgment it may deem best, provided such seal and such certificates shall at all times comply with the provisions of law now or hereafter in effect.

(o) To authorize the issuance of shares of stock of the Corporation in accordance with the laws of the State of California and the Articles.

(p) Subject to the limitation provided in Section 10.2, to adopt, amend or repeal from time to time and at any time these Bylaws and any and all amendments thereof.

(q) To borrow money, make guarantees of indebtedness or other obligations of third parties (except to the extent such guarantees are not permitted by Section 2.8(r) of these Bylaws, Section 315 of the California Corporations Code, as amended (or any successor provision) or other applicable law) and incur indebtedness on behalf of the Corporation, including the power and authority to borrow money from any of the shareholders, directors, or officers of the Corporation; and to cause to be executed and delivered therefore in the Corporation's name any promissory notes, bonds, debentures, deeds of trust, mortgages, pledges (or other transfers of property as security or collateral for a debt), or other evidences of debt and securities therefor; with the note or other obligation given for any indebtedness of the Corporation, signed officially by any officer or officers duly authorized by the Board, constituting a binding obligation of the Corporation.

(r) To approve a loan of money or property to any officer or director of the Corporation or of any parent or subsidiary company, to guarantee the obligation of any such officer or director or to approve an employee benefit plan authorizing such a loan or guarantee to any such officer or director, but only if (i) the loan or guarantee is made pursuant to a transaction, plan or agreement (including a stock purchase plan or agreement or stock option plan or agreement) permitted by California Corporations Code Section 408 (or any successor provision); or (ii) the transaction, or an employee benefit plan authorizing such loans or guarantees after disclosure of the right under such plan to include offices or directors thereunder, is approved by a majority of the shareholders of the Corporation, as required under California Corporations Code Section 315 (or any successor provision) or other then applicable law; *provided, however,* that notwithstanding the foregoing, if the Corporation has outstanding shares held of record by one hundred (100) or more persons (determined as provided in California Corporations Code Section 605 or any successor provision) on the date of approval by the Board of a loan or guarantee to an officer of the Corporation, and this Section 2.8(r) has been approved by the affirmative vote of a majority of the outstanding shares entitled to vote, then the Board alone (without the need for any further approval by the Corporations shareholders) may, by a vote of the Board sufficient for approval without counting the vote of any interested director or directors, approve such a loan or guarantee to an officer of the Corporation, whether or not such officer is a director, or an employee benefit plan authorizing such a loan or guarantee to an officer of the Corporation, if the Board determines (without counting the vote of any interested director or directors) that such loan, guarantee or plan may reasonably be expected to benefit the Corporation.

(s) Generally to do and perform every act and thing whatsoever that may pertain to the office of a director or to a Board.

ARTICLE III: MEETINGS OF DIRECTORS

Section 3.1: **Place of Meetings**. Meetings (whether regular, special or adjourned) of the Board shall be held at the principal executive office of the Corporation or at any other place within or outside the State of California that may be designated from time to time by resolution of the Board or that is designated in the notice of the meeting.

Section 3.2: **Regular Meetings**. Regular meetings of the Board shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the "***Regular Annual Meeting***") and at such other times as may be designated from time to time by resolution of the Board or as otherwise called in accordance with California Corporations Code Section 307 (or any successor provision). Notice of the time and place of all regular meetings shall be given in the same manner as for special meetings, except that no such notice need be given if (a) the time and place of such meetings are fixed by the Board or (b) the Regular Annual Meeting is held at the principal executive office of this Corporation and on the date specified by the Board.

Section 3.3: **Special Meetings.** Special meetings of the Board may be called at any time by the President, or any Vice President, or the Secretary, or by any two (2) or more directors.

Section 3.4: **Notice of Special Meetings.** Special meetings of the Board shall be held upon no less than four (4) days notice by mail to each director or forty-eight (48) hours' notice delivered personally or by telephone, including a voice messaging system or by "Electronic Transmission by the Corporation," meaning a communication:

(a) delivered by (i) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, of that recipient on record with the Corporation, or (ii) posting on an electronic message board or network that the Corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (iii) other means of electronic communication;

(b) to a recipient who has provided an unrevoked consent to the use of those means of transmission for communications under or pursuant to the California Corporations Code; and

(c) that creates a record that is capable of retention, retrieval and review, and that may thereafter be rendered into clearly legible tangible form.

However, an Electronic Transmission by the Corporation to an individual shareholder or member of the Board is not authorized unless, in addition to satisfying the requirements above, the transmission satisfies the requirements applicable to consumer consent specified in California Corporations Code Section 20. Notice need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the home or office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to all directors not present at the time of adjournment.

Section 3.5: **Quorum.** A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is an act of the Board subject to provision of law relating to interested directors and indemnification of agents of the Corporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.6: **Participation at Meetings.** Members of the Board may participate in a meeting through the use of conference telephone, electronic video screen communication ("***Video Conference***") or by a communication ("***Electronic Transmission by the Corporation***" referred to collectively with Electronic Transmission to the Corporation as an "Electronic Transmission"):

(a) delivered by (i) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, that the Corporation has provided from time to time to Board members for sending communication to the Corporation, or (ii) posting on an electronic message board or network that the Corporation has designated for those communications, which transmissions shall be validly delivered upon posting, or (iii) other means of electronic communication;

(b) as to which the Corporation has placed in effect reasonable measures to verify that the sender is the Board member purporting to send the transmission; and

(c) that creates a record that is capable of retention, retrieval and review, and that may thereafter be rendered into a clearly legible tangible form.

Participation in a meeting through use of conference telephone or Video Conference pursuant to the California Corporations Code constitutes presence in person at that meeting so long as all members participating in such meeting are able to hear one another. Participation in a meeting through use of Electronic Transmission (other than conference telephone and Video Conference) constitutes presence in person at that meeting if (i) each member participating in the meeting can communicate with all of the other members concurrently, and (ii) each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to a specific action taken by the Corporation.

Section 3.7: **Waiver of Notice and Consent.** The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.8: **Action Without a Meeting.** Any action required or permitted by law to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing or by electronic communication as permitted by the California Corporations Code to the taking of such action, and if the number of members of the Board serving at the time constitutes a quorum. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors at a duly held meeting.

Section 3.9: **Committees.** The provisions of this Article apply also to committees of the Board and any actions by such committees.

ARTICLE IV: COMMITTEES

Section 4.1: **Appointment and Procedure.** The Board may, by resolution adopted by a majority of the authorized number of directors, appoint from among its members one or more committees, consisting of two or more directors to serve at the pleasure of the Board. The Board may designate one or more directors as alternative members of any committee who may replace any absent member of any meeting of the committee. Each committee may make its own rules of procedure subject to Section 3.9 hereof, and shall meet as provided by such rules or by a resolution adopted by the Board (which resolution shall take precedence). A majority of the members of the committee shall constitute a quorum, and in every case the affirmative vote of a majority of all members of the committee shall be necessary to the adoption of any resolution.

Section 4.2: **Powers of Committees.** Committees shall have such powers as are given them in a resolution of the Board.

Section 4.3: **Limitations on Powers of Committees.** No committee shall have the power to act with respect to:

(a) any action for which the laws of the State of California also require shareholder approval or approval of the outstanding shares;

(b) the filling of vacancies on the Board or in any committee;

(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the amendment or repeal of these Bylaws or the adoption of new Bylaws;

(e) the amendment or repeal of any resolution of the Board which by its express terms is not amendable or repealable;

(f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range as set forth in the Articles or determined by the Board; and

(g) the appointment of other committees of the Board and members thereof.

ARTICLE V: OFFICERS

Section 5.1: **Election and Qualifications.** The officers of the Corporation shall consist of a President and/or a Chief Executive Officer, a Secretary and a Chief Financial Officer and may consist of such other officers, including but not limited to one or more Vice Presidents, a Treasurer, and Assistant Treasurers and Assistant Secretaries, as the Board shall deem expedient. Such officers shall be chosen in such manner and hold their offices for such terms as the Board may prescribe. Any number of offices may be held by the same person. Any Vice

President, Assistant Treasurer, or Assistant Secretary, respectively, may exercise any of the powers of the President, the Chief Financial Officer or the Secretary, respectively, as directed by the Board, and shall perform such other duties as are imposed upon him or her by these Bylaws or the Board.

Section 5.2: **<u>Term of Office and Compensation</u>.** The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of any officer under any contract of employment. Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the Corporation, the Board may appoint a successor to fill such vacancy.

Section 5.3: **<u>Chief Executive Officer</u>.** Subject to the control of the Board and such supervisory powers, if any, as may be given to the Board, the powers and duties of the chief Executive Officer of the Corporation are:

(a) To act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation.

(b) To preside at all meetings of the shareholders and at all meetings of the Board.

(c) To call meetings of the shareholders and meetings of the Board to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper.

(d) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for share of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

The President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer.

Section 5.4: **<u>President</u>.** Subject to the supervisory powers of the Chief Executive Officer, if not the President, and to such supervisory powers as may be given by the Board to any other officer, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 5.5: **<u>Chief Financial Officer</u>.** The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the Corporation.

(d) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the President or the Board, taking proper vouchers for such disbursements.

(e) To render to the President or to the Board, whenever either may require, accounts of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

(f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board.

Section 5.6: **Vice President.** The titles, powers and duties of the Vice President or Vice Presidents, if any, shall be as prescribed by the Board. In case of the resignation, disability or death of the President and if there is no Chief Executive Officer, the Vice President, or one of the Vice Presidents, shall exercise all powers and duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board.

Section 5.7: **Secretary.** The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal executive office of the Corporation, or such other place as the Board may order, of all meetings of its directors and shareholders with the time and place of holding of such meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

(b) To keep the seal of the corporation, if any, and to affix the same to all instruments that may require it.

(c) To keep or cause to be kept at the principal executive office of the Corporation, or at the office of the transfer agent or agents, a record of the shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each, the number and date of certificates issued for shares and the number and date of cancellation of every certificate surrendered for cancellation.

(d) To keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; *provided* that, so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the Corporation any and all shares of the Corporation; *provided* that, (a) so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to whom the certificate is presented for transfer and, if the Corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate is presented for registration, and (b) no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 8.2 hereof.

(f) To make service and publication of all notices that may be necessary or proper in connection with meetings of the Board or the shareholders of the Corporation. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them, or by the Board, or by the holders of a majority of the outstanding shares of the Corporation.

(g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board.

ARTICLE VI: INDEMNIFICATION

Section 6.1: **Indemnification of Agents.** The Corporation shall indemnify each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (the "***Proceeding***") by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as an agent of the Corporation or as an agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise, each at the request of such predecessor corporation (each, an "***Indemnitee***"), to the fullest extent permitted by the California Corporations Code, against all expenses, including, without limitation, attorneys' fees and any expenses of establishing a right to indemnification, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding, and such indemnification shall continue as to a person who has ceased to be such a director, officer or agent, and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee; *provided* that (a) the Indemnitee acted in good faith and in a manner reasonably believed to be in the best interests of the Corporation, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; and (b) the Corporation shall

indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.

Section 6.2: **Advancement of Expenses.** The Corporation shall pay all expenses incurred by such an Indemnitee, or its heirs, executors and administrators, in defending any Proceeding as they are incurred in advance of its final disposition; *provided, however,* that (a) the payment of such expenses incurred by an Indemnitee in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an agreement by or on behalf of such Indemnitee to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise; and (b) the Corporation shall not be required to advance any expenses to a person against whom the Corporation brings an action, alleging that such person committed an act or omission not in good faith or that involved intentional misconduct or a knowing violation of law, or that was contrary to the best interest of the Corporation, or derived an improper personal benefit from a transaction.

Section 6.3: **Non-Exclusivity of Rights.** The rights conferred on any person in this Article VI shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, by law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses to pursuant to this Article VI.

Section 6.4: **Indemnification Contracts.** The Board is authorized to cause the Corporation to enter into a contract with any Indemnitee providing for indemnification rights equivalent to or, if the Board so determines, greater than (to the extent permitted by the Articles and the California Corporations Code) those provided for in this Article VI.

Section 6.5: **Effect of Amendment.** Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII: MEETINGS OF, AND REPORTS TO, SHAREHOLDERS

Section 7.1: **Place of Meetings.** Meetings (whether regular, special or adjourned) of the shareholders of the Corporation shall be held at any place within or outside the State of California as may be stated in, or fixed in accordance with, these Bylaws. If no place is stated or so fixed, the meeting shall be held at the principal executive office of the Corporation. The meeting place may be any place established by written consent of all the shareholders entitled to vote thereat, or that may be designated by resolution of the Board. If authorized by the Board in its sole discretion and subject to any guidelines that may be adopted by the Board, the shareholders of the Corporation shall be deemed present in person and may vote by Electronic Transmission to the Corporation whether the meeting is to be held at a designated place or in

whole or in part by Electronic Transmission by the Corporation or by Video Conference in accordance with Section 7.4.

Section 7.2: **Annual Meetings.** The annual meetings of the shareholders shall be held at the place provided pursuant to Section 7.1 hereof and at such time in a particular year as may be designated by written consent of all the shareholders entitled to vote thereat or which may be designated by resolution of the Board. Said annual meetings shall be held for the purpose of the election of directors, for the making of reports of the affairs of the Corporation and for the transaction of such other business as may properly come before the meeting.

Section 7.3: **Special Meetings.** Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or by the Board, or by two or more members thereof, or by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Upon request in writing sent to the President, Vice President or Secretary, or delivered to any such officer in person, by any person (other than the Board) entitled to call a special meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, which (except where called by the Board) shall be not less than thirty-five (35) days nor more than sixty (60) days after the receipt of such request. If the notice is not given within twenty (20) days after receipt of the request, the person entitled to call the meeting may give the notice. Notices of meetings called by the Board shall be given in accordance with Section 7.5.

Section 7.4: **Meetings by Electronic Transmission.** A meeting of the shareholders may be conducted, in whole or in part, by Electronic Transmission or by Video Conference: (a) if the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (b) if any shareholder votes or takes other action at the meeting by means of Electronic Transmission to the Corporation or video conference, a record of that vote or action is maintained by the Corporation. Any request by the Corporation to a shareholder for consent to conduct a meeting of shareholders by Electronic Transmission shall include a notice that, absent an consent of the shareholder to the use of Electronic Transmission by the Corporation, the meeting shall be held at a physical location in accordance with Section 7.1 herein.

Section 7.5: **Notice of Meetings.** Notice of any meeting of shareholders shall be given in writing not less than ten (10) days (or, if sent by third-class mail, thirty (30) days) nor more than sixty (60) days before the date of the meeting of each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary, or such other person charged with that duty, or if there be no such officer or person, or in case of his or her neglect or refusal, by any director or shareholder.

Section 7.5.1: Requirements for Notice. The notice shall state the place, date and hour of the meeting, the means of Electronic Transmission or Video Conference, if any, by which shareholders may participate in that meeting, and (a) in the case of a special meeting, the general

nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action, except that notice must be given or waived in writing of any proposal relating to approval of contracts between the Corporation and any director of the Corporation, amendment of the Articles, reorganization of the Corporation, winding up of the affairs of the Corporation, or any plan of distribution pursuant thereto. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

Section 7.5.2: Manner of Giving Notice; Effectiveness. Notice of a shareholders' meeting or any report shall be given to any shareholder, either (a) personally, (b) by Electronic Transmission by the Corporation, or (c) by first-class mail, or, in case the Corporation has outstanding shares held of record by five hundred (500) or more persons on the record date for the shareholders' meeting, notice may be sent by third-class mail, or other means of written communication, charges prepaid, addressed to such shareholder at such shareholder's address appearing on the books of the Corporation or given by such shareholder to the corporation for the purpose of notice. If a shareholder gives no address or no such address appears on the books of the Corporation, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or by publication at least once in a newspaper of general circulation in the county in which such office is located. The notice or report shall be deemed to have been given at the time when delivered personally, sent by Electronic Transmission by the Corporation, deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as provided herein. An affidavit or declaration of delivery, electronic transmission or mailing of any notice or report in accordance with the provisions of this Section 7.5, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

Section 7.5.3. Inability to Deliver Notices. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders. Notice shall not be given by Electronic Transmission by the Corporation to any shareholder after either (a) the Corporation is unable to deliver two (2) consecutive notices to the shareholder by that means, or (b) the inability to so deliver the notices to the shareholder becomes known to the Secretary or any Assistant Secretary of the Corporation, the transfer agent or the other person responsible for the giving of notice.

Section 7.6: Consent to Shareholders' Meetings. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though they had

taken place at a meeting duly held after regular call and notice, if the following conditions are met:

(a) a quorum is present, either in person or by proxy, and

(b) either before or after the meeting, each of the shareholders entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall constitute both a waiver of notice of and presence at such meeting, except: (i) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; or (ii) when the person expressly makes an objection at some time during the meeting to the consideration of matters required by law to be included in the notice, but not so included.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as to approval of contracts between the Corporation and any of its directors, amendment of the Articles, reorganization of the Corporation, winding up the affairs of the Corporation or any plan of distribution with respect thereto.

Section 7.7: **Quorum.** The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Except as provided herein, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required.

Section 7.8: **Adjourned Meetings.** Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time to another time or place by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 7.7 hereof, in the absence of a quorum, no other business may be transacted at such meeting. When a meeting is adjourned for more than forty-five (45) days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at a meeting. Except as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meting, of the means of Electronic Transmission or Video Conference, if any, by which the shareholders may participate or of the business to be transacted thereat other than by

announcement at the meeting at which such adjournment is taken. At any adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting.

Section 7.9: Voting Rights. If no record date is fixed by the Board, those shareholders entitled to vote include only those holders of shares entitled to vote per the stock records of the Corporation at:

(a) the close of business on the business day immediately preceding the day on which notice is given; or

(b) if notice is waived, at the close of business on the business day immediately preceding the day on which the meeting is held; or

(c) if some other day be fixed for the determination of shareholders of record pursuant to Section 2.8(k) hereof, then those holders of shares on such other day shall be entitled to vote at such meeting.

The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. In the absence of any contrary provision in the Articles or in any applicable statute relating to the election of directors or to other particular matters, each such person shall be entitled to one vote for each share. Pursuant to Section 2.8(k) hereof, the Board may fix, in advance, a record date, to determine which shareholders are eligible to vote, which date shall be no more than sixty (60) days nor less than ten (10) days prior to the date of such meeting.

Section 7.10: Action by Written Consent. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the Corporation shall provide notice of any shareholder approval obtained without a meeting by less than unanimous written consent to those shareholders entitled to vote but who have not yet consented in writing at least ten (10) days before the consummation of the following actions authorized by such approval: (a) contracts between the Corporation and any of its directors; (b) indemnification of any person under California Corporations Code Section 317; (c) reorganization of the Corporation; or (d) distributions to shareholders upon the winding-up of the affairs of the Corporation. In addition, the Corporation shall provide, to those shareholders entitled to vote who have not consented in writing, prompt notice of the taking of any other corporate action approved by the shareholders without a meeting by less than unanimous written consent. All notices given hereunder shall conform to the requirements of Section 7.5 hereto and applicable law. When written consents are given with respect to any shares, they shall be given by and accepted from the persons in whose names such shares stand on the books of the Corporation at the time such respective consents are given, or their proxies. Any shareholder

giving a written consent (including any shareholder's proxy holder, or a transferee of the shares or a personal representative of the shareholder, or their respective proxy holders) may revoke the consent by a writing. This written revocation must be received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation. Such revocation is effective upon its receipt by the Secretary of the Corporation. Notwithstanding anything herein to the contrary, and subject to shareholders' ability to elect a director to fill a vacancy (other than a vacancy created by removal) by the written consent of a majority of outstanding shares entitled to vote, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

Section 7.11: **Election of Directors**. Every shareholder entitled to vote at any election of directors of the Corporation may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as such shareholder thinks fit. No shareholder, however, may cumulate such shareholder's votes for one or more candidates unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to voting, of such shareholder's intention to cumulate such shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected. Votes against the director and votes withheld shall have no legal effect. Election of directors need not be by ballot except upon demand made by a shareholder at the meeting and before the voting begins.

Section 7.12: **Proxies**. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person's duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid (a) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section and applicable law, or (b) after the expiration of eleven (11) months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at the meeting and voting in person by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by the Secretary of the Corporation. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares, or if uncertificated securities, on the initial transaction statement and written statements.

Section 7.13: **Inspectors of Election**. Before any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election. This

appointment shall be valid at the meeting and at any subsequent meeting that is a continuation of the meeting at which the persons were originally appointed to be inspectors. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one (1) or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy. These inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots, or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 7.14: <u>Annual Reports</u>. Provided that the Corporation has less than one hundred (100) shareholders, the making of annual reports to the shareholders is dispensed with and the requirement that such annual reports be made to shareholders is expressly waived, except as may be directed from time to time by the Board or the President. If the Corporation has one hundred (100) or more shareholders of record, as determined pursuant to California Corporations Code Section 605, the Board shall cause an annual report to be sent to the shareholders pursuant to California Corporations Code Section 1501 no later than one hundred twenty (120) days after the close of the fiscal year. The report must contain a balance sheet as of the end of the fiscal year and an income statement and a statement of changes in financial position for that fiscal year, accompanied by any report thereon of independent accounts, or if none, by a certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

ARTICLE VIII: SHARES AND SHARE CERTIFICATES

Section 8.1: <u>Shares Held by the Corporation</u>. Shares in other companies outstanding in the name of the Corporation may be voted or represented and all rights incident thereto may

be exercised on behalf of the Corporation by any officer of the Corporation authorized to do so by resolution of the Board.

Section 8.2: **<u>Certificates for Shares</u>.** The shares of capital stock of the Corporation shall be represented by certificates; *provided, however*, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such resolution by the Board, every holder of shares in the Corporation that are certificated securities shall be entitled to have a certificate or certificates signed in the name of the Corporation by (a) the President or a Vice President and (b) by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. If any holder of uncertificated shares elects to receive a certificate, the Corporation (or the transfer agent or registrar, as the case may be) shall, to the extent permitted under applicable law and rules, regulations and listing requirements of any stock exchange or stock market on which the Corporation's shares are listed or traded, cease to provide annual statements indicating such holder's holdings of shares in the Corporation.

Section 8.3: **<u>Lost, Stolen or Destroyed Certificates</u>.** Where the owner of any certificate for shares of the Corporation claims that the certificate has been lost, stolen or destroyed, a new certificate shall be issued in place of the original certificate if the owner (a) so requests before the Corporation has notice that the original certificate has been acquired by a bona fide purchaser and (b) satisfies any reasonable requirements imposed by the Corporation, including without limitation the filing with the Corporation of an affidavit, indemnity bond or agreement in such form and in such amount as shall be required by the President or a Vice President of the Corporation. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

ARTICLE IX: CONSTRUCTION OF BYLAWS

Section 9.1: **<u>Bylaw Provisions Construed as Additional and Supplemental to Provisions of Law</u>.** All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 9.2: **<u>Bylaw Provisions Contrary to or Inconsistent with Provisions of Law</u>.** Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 9.1 hereof, shall be contrary to or

inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portion of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE X: CERTIFICATION, ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

Section 10.1: <u>By Shareholders</u>. Unless otherwise provided in the Articles, these Bylaws may be adopted, amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 10.2: <u>By the Board</u>. Subject to the provisions of the Articles and to the right of shareholders to adopt, amend or repeal Bylaws, these Bylaws may be adopted, amended or repealed by the Board. A Bylaw adopted by the shareholders may restrict or eliminate the power of the Board to adopt, amend or repeal Bylaws.

Section 10.3: <u>Certification and Inspection of Bylaws</u>. The Corporation shall keep at its principal executive office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

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